Exhibit 10.1
EXECUTION COPY
CALL AGREEMENT
DATED AS OF JUNE 5, 2006
BETWEEN
AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
AND
ACE GAMING, LLC

EXECUTION COPY
CALL AGREEMENT
     CALL AGREEMENT (this “Agreement”) dated as of June 5, 2006, by and between American Real Estate Holdings Limited Partnership, a Delaware limited partnership (“AREH”) and ACE Gaming, LLC, a New Jersey limited liability company (“ACE”). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).
     Whereas, AREH directly and indirectly owns or controls all of the membership interests (the “Equity Interests”) of AREP Boardwalk Properties LLC, a Delaware limited liability company (the “Company”) (as assignee of AREP Boardwalk LLC) which, on November 28, 2005 executed an agreement (the “Purchase Agreement”) with, among others, Martial Development Corp., a New Jersey corporation and Boardwalk Regency Corporation, a New Jersey corporation, to acquire, among other things, the Traymore Site (as defined in the Purchase Agreement) in Atlantic City, New Jersey for a price allocated to the Traymore Site of $61 million (subject to adjustment for pro rated rents, utilities and assessments);
     Whereas, ACE is a wholly-owned subsidiary of Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Coast”), which is a majority-owned subsidiary of AREH; and
     Whereas, the Traymore Site is adjacent to properties owned by ACE but ACE, neither at the date of the Purchase Agreement nor at this time, has capital or financing available to acquire the Traymore Site.
     In consideration of the foregoing, and the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Call Right.
        (a) ACE’s Right to Acquire Equity Interests. Upon the terms and subject to the conditions of this Agreement, ACE shall have the right to require AREH to sell to ACE the Equity Interests (the “Call Right”), and upon exercise by ACE of the Call Right in accordance with the terms hereof, AREH agrees to sell to ACE the Equity Interests at a purchase price equal to the Call Price, as hereinafter defined.
        (b) Exercise of Call Right; Call Closing. On or prior to the Call Termination Date (as defined below), if ACE is entitled to exercise its Call Right and desires to do so, ACE shall deliver a written notice (the “Call Notice”) to AREH specifying a place and date not earlier than thirty (30) nor later than sixty (60) days after the Inspection Documents (as defined below) are received by ACE for the closing of the purchase of the Equity Interests (the “Call Closing”), provided that such date shall be deferred to ten (10) days after the date of obtaining any consents or approvals of any Governmental Entity which are required by any Requirement of Law (as defined below) to effect the transfer to ACE of the Equity Interest in accordance with this Section. The date on which the Call Closing occurs is referred to herein as the “Call Closing Date.” The Call Closing shall be held at such location within New York, New York as shall be designated in the Call Notice. At the Call Closing, ACE shall deliver to AREH, subject to the continuing accuracy of AREH’s representations, warranties and covenants in Section 6 hereof, the Call Price and AREH shall deliver to ACE a certificate or certificates representing the Equity Interests, free and clear of all Liens, duly endorsed or accompanied by appropriate powers or such other instruments as may be necessary or appropriate to effect the transfer to ACE of the Equity Interests.
        (c) Risk of Loss. Risk of loss prior to the Call Closing shall be on AREH.
       (i) If, prior to the Call Closing, the Traymore Site shall be damaged by fire or other casualty, and if any destruction or damage is not repaired by AREH prior to the Call Closing or arrangements for repairs reasonably satisfactory to ACE are not made prior to the Call Closing so that the Traymore Site shall be in substantially as good condition at the Call Closing as existed prior to such damage or destruction, then this Agreement shall, at the option of ACE, be terminated, and with the exception of those obligations which expressly survive the termination of this Agreement, neither party shall have any further obligations or liability to the other hereunder. If, after the occurrence of any such casualty, this Agreement is not so terminated, ACE may elect to purchase the Traymore Site in the damaged condition without credit or adjustments to the Call Price, provided, subject to the rights of the tenants under Traymore Leases, AREH shall assign its rights to any sums collected under any policies of insurance because of such damage due to casualty to ACE.
       (ii) In the event a condemnation proceeding or payment in lieu of condemnation occurs in respect of any part of the Traymore Site prior to the Call Closing, and such proceeding does not result in a Condemnation Termination Event, all payments in respect of such condemnation shall be paid by the Company or AREH, or the rights to receive such payments shall be assigned, to ACE at the Call Closing, or, at AREH’s election, the Call Price shall be reduced by such payments. If prior to the Call Closing, a Condemnation Termination Event occurs, then this Agreement shall, at the option of ACE, be terminated, and with the exception of those obligations which expressly survive the termination of this Agreement, neither party shall have any further obligations or liability to the other hereunder.
     2. ACE’s Inspection and Review Rights.
        (a) Promptly after receipt of the Call Notice, but in no event more than fifteen (15) days thereafter, AREH or the Company shall deliver to ACE to the extent in AREH’s or the Company’s possession or control with regard to the Traymore Site and the Company, and to the extent not previously delivered to ACE, the following: (i) title reports and policies, survey, tax bills or statements, utility bills, insurance certificates, warranties, vendor contracts, and all other documents relating of similar nature and import; (ii) the Traymore Leases, and tenant estoppel certificates and subordination or nondisturbance agreements for each of the Traymore Leases; (iii) the organizational documents of the Company, including all corporate books, documents and records relating thereto, if any; (iv) a list of all Liabilities of the Company including, without limitation, the Boardwalk Assumed Liabilities; (v) any environmental reports and engineering reports relating to the Traymore Site; (vi) all relevant contracts, books and records, and all financial data and information and other information, including tax returns and filings; and (vii) such other documents and records as ACE may reasonably request relating to the Company and the Traymore Site (all such documents are hereinafter collectively referred to as the “Inspection Documents”).
        (b) ACE shall have until thirty (30) days after receipt of the Inspection Documents (the “Due Diligence Period”) (i) to inspect the Inspection Documents, (ii) upon reasonable notice to AREH, have reasonable access to the Traymore Site Land and Traymore Site Improvements, and (iii) to inspect and conduct such other due diligence into any other matters pertaining to the Company or the Traymore Site. At any time prior to the expiration of the Due Diligence Period, ACE may, in its sole discretion and in writing, terminate its Call Notice and this Agreement, for any reason or no reason at all, and with the exception of those obligations which expressly survive the termination of this Agreement, neither party shall have any further obligations or liability to the other hereunder.
        (c) In the event that ACE does not terminate this Agreement by the end of the 30-day Due Diligence Period then ACE shall be deemed to have, subject to the terms hereof, reviewed and accepted the Inspection Documents and completed its investigation of the Traymore Site Land and Traymore Site Improvements, the Traymore Leases, the tenants and all other matters relating to the exercise of the Call Right. The furnishing of the Inspection Documents to ACE or its attorneys, accountants, agent or other representatives or any investigation by any of the foregoing, shall not affect ACE’s right to rely on any representations, warranties and covenants expressly made in this Agreement.
     3. Exercise. ACE may exercise the Call Right at any time after the Closing Date (as defined in the Purchase Agreement) until 5:00 PM on June 5, 2007 (such date, the “Call Termination Date”). Time shall be of the essence with regard to delivery of the Call Notice. If the Call Notice that complies with Section 1(b) is delivered by ACE to AREH prior to the Call Termination Date, the Call Closing may occur after the Call Termination Date, including to give effect to the deferral of the Call Closing, as provided in Section 1(b) to obtain any consents or approvals of any Governmental Entity which are required by any Requirement of Law. In no event shall the Call Closing occur prior to the expiration of the Due Diligence Period or later than 75 days after delivery of the Call Notice (such 75th day, the “Call Closing Termination”).
     4. Call Price.
        (a) The Call Price shall equal (A) the sum of (i) the price allocated pursuant to the Purchase Agreement to the Traymore Site of $61 million (subject to adjustment for pro rated rents, utilities and assessments), (ii) the Traymore Closing Costs, (iii) the Traymore Financing Costs and (iv) the Traymore Operating Costs, plus, in each case, interest thereon at the rate of 8% per annum from the date such costs are incurred, calculated on the basis of a 360 day year, through and including the Call Closing Date, less (B) any revenues received by the Company or AREH with respect to the Traymore Site through and including the Call Closing Date; provided that the proceeds of any financing shall not be deemed revenues for purposes of this clause (B). The Call Price shall be further adjusted in accordance with the provisions of Section 4(b) hereof.

        (b) AREH, in its sole discretion, and subject to the approval of the holder of the Traymore Debt (the “Lender”), if required under the terms of the Traymore Debt loan documents, may decide to sell to ACE the Equity Interests and/or the Traymore Site subject to the Traymore Debt. To the extent AREH chooses to sell the Equity Interests and/or the Traymore Site to ACE subject to the Traymore Debt, ACE executes a novation and assumption agreement related to such indebtedness reasonably satisfactory to AREH and the Lender releases AREH from all obligations under the Traymore Debt (except any guarantee obligation in effect on the date of the Call Closing and in favor of the Lender that is required to remain in effect following a transfer of the borrower’s obligations under the Traymore Debt documents to an affiliate), then the Call Price shall be reduced by an amount equal to the outstanding principal amount of the Traymore Debt and any accrued and unpaid interest thereon at the Call Closing Date. In addition to payment of the Call Price, ACE shall reimburse AREH for all escrow amounts posted in connection with the Traymore Debt. To the extent AREH sells the Equity Interests (and the Traymore Site) to ACE free and clear of the Traymore Debt (either because it chooses to or because the Lender does not approve of the sale to ACE for any reason in its absolute discretion, if such approval is required under the Traymore Debt documents), ACE shall, in addition to the Call Price, pay to the Lender any prepayment penalties and other fees in connection with the prepayment of the Traymore Debt.
        (c) The Traymore Closing Costs shall include all costs and expenses actually incurred by AREH and its affiliates in connection with the acquisition, ownership and financing of the Traymore Site and the transfer of the Equity Interests to ACE including, without limitation, legal fees, title insurance, recording, transfer or similar taxes, survey and inspection costs. The Traymore Financing Costs shall include all fees, costs and expenses incurred by AREH and its affiliates in connection with obtaining financing to acquire the Traymore Site pursuant to the Purchase Agreement, including, without limitation, legal fees and expenses, and any fees payable to any financing source in connection with obtaining such financing, all principal and interest payments made on the Traymore Debt and all costs associated with the assignment of the Traymore Debt, if applicable. The Traymore Operating Expenses shall include all costs and expenses actually incurred by AREH and its affiliates in owning or operating the Traymore Site. The Traymore Debt means the loan made to AREH by Bear Stearns Commercial Mortgage Inc. (or any affiliate thereof).
     5. Payment of Call Price. ACE shall pay the Call Price to AREH at the Call Closing in cash delivered by wire transfer of immediately available funds to the account or accounts designated at least two (2) Business Days prior to such Call Closing by AREH to ACE.
     6. Representations, Warranties and Covenants.
        (a) AREH. AREH hereby represents, warrants and covenants to ACE as follows as of the date hereof and as of the Call Closing (and ACE’s obligation to acquire the Equity Interests at the Call Closing shall be subject to such representations and warranties being true and accurate as of such date):
       (i) Organization. AREH is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

       (ii) Power and Authority. AREH has the requisite limited partnership power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by AREH and the consummation by AREH of the transactions contemplated hereby have been duly authorized by all requisite limited partnership action on the part of AREH, and no other proceedings on the part of its partners are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, AREH, enforceable against it in accordance with its terms.
       (iii) Equity Interests Free of Liens. The transfer of the Equity Interests pursuant to this Agreement (A) (1) does not and will not result in the creation or imposition of any mortgage, pledge, security interest, encumbrance, lien, option to purchase or sell, right of first refusal or charge of any kind (“Lien”) (other than any Lien created by action of any person other than AREH or the Company) upon the Equity Interests, (2) does not and will not violate any law, rule, regulation, order, judgment, decree or determination of any arbitrator, court or other Governmental Entity (“Requirement of Law”) applicable to AREH or the Company or to which the properties of either is subject and (3) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed or trust or other agreement or instrument to which AREH or the Company is a party or by which either or any of its properties is bound except that ACE acknowledges that the Lender’s consent may be required to transfer the Equity Interests pursuant to this Agreement, and (B) does not and will not conflict with the charter documents of either AREH or the Company. As of the Call Closing, the Equity Interests will be (1) duly authorized, validly issued, fully paid and non-assessable membership interests, (2) the only membership interests issued and outstanding and (3) delivered free and clear of all Liens (other than any Lien solely created by action of ACE or relating to the Traymore Debt) and not be subject to any voting or trust agreement, proxy, buy-sell agreement, right of first refusal, preemptive-right or similar restriction. As of the Call Closing, no individual, Governmental Entity or entity of whatever nature (“Person”), including AREH, will have the right to acquire from the Company any membership interest or any other securities of the Company.
       (iv) No Conflict. The execution, delivery and performance by AREH of this Agreement, and the consummation by AREH of the transactions contemplated hereby (A) (1) does not and will not violate any Requirement of Law applicable to AREH or the Company and (2) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which AREH or the Company is a party or by which AREH, the Company or the properties of either is bound except that ACE acknowledges that the Lender’s consent may be required to transfer the Equity Interests pursuant to this Agreement, and (B) does not and will not conflict with the organizational documents of AREH or the Company.

       (v) Consents/Approvals. As of the Call Closing, (A) no consents of, filings with, authorizations or other actions of, any Governmental Entity will be required to be received, made or filed by, or taken on behalf of, AREH’s transfer of the Equity Interests pursuant to this Agreement, other than those that have or will have been received, made, filed or taken, and (B) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease or other similar document to which AREH or any of its properties is bound is required for the transfer of the Equity Interests pursuant to the Agreement, except for any such consents, approvals, waivers or other actions that have been or will have been previously obtained or completed.
       (vi) Inspection Documents. The Inspection Documents (other than any Inspection Documents produced or prepared by third parties) are complete and accurate in all material respects.
       (vii) Company Business. The Company has not engaged, and will not engage in any business other than the acquisition, ownership and operation of the Traymore Site.
        (b) ACE. ACE hereby represents, warrants and covenants to AREH as follows as of the date hereof and as of the Call Closing:
       (i) Organization. ACE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
       (ii) Power and Authority. ACE has the requisite limited liability company power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action and no other proceedings on its part or its members or managers is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by ACE and constitutes its valid and binding obligation, enforceable against ACE in accordance with its terms.
       (iii) No Conflict. The execution, delivery and performance by ACE of this Agreement, and the consummation by ACE of the transactions contemplated hereby (A)(1) does not and will not violate any Requirement of Law applicable to it and (2) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties is bound and (B) does not and will not conflict with its organizational documents.
       (iv) Consents/Approvals. As of the Call Closing (A) no consents of, filings with, authorizations or other actions of, any Governmental Entity will be required to be received, made or filed by, or taken on behalf of, ACE in connection with its purchase of the Equity Interests pursuant to this Agreement, other than those that have or will have been received, made, filed or taken, and (B) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease or other similar document to which ACE or Atlantic Coast or any of their properties is bound is required for the transfer of the Equity Interests pursuant to the Agreement, except for any such consents, approvals, waivers or other actions that have been or will have been previously obtained or completed.
       (v) Liabilities of the Company. ACE acknowledges the existence of the obligations of the Company as lessor under the Traymore Leases (as defined in the Purchase Agreement), the Boardwalk Assumed Liabilities (as defined in the Purchase Agreement) and, to the extent AREH chooses to sell the Equity Interests and/or the Traymore Site subject to the Traymore Debt, the Traymore Debt, and provided that the exercise of the Call Right closes in accordance with Section 1(b), agrees to accept the Equity Interests and the Traymore Site subject to all the terms and conditions contained in the Traymore Leases, copies of which will be included in the Inspection Documents, the Boardwalk Assumed Liabilities, and the Traymore Debt, and the other liabilities listed and disclosed in the Inspection Documents.
     7. Conditions to Each Party’s Obligation to Effect the Call Closing. The respective obligations of each party to this Agreement to effect the Call Closing are subject to the satisfaction of each of the following conditions on or prior to the Call Closing Date, any of which may be waived in whole or in part to the extent permitted by applicable Law in a writing executed by both of the parties hereto:
        (a) Consents/Approvals. All consents of, filings with, authorizations or other actions of, any Governmental Entity required to be received, made or filed by, or taken on behalf of, AREH in connection with its transfer, and ACE in connection with its purchase, of the Equity Interests pursuant to this Agreement, have been received, made, filed or taken, and (B) all consents, approvals, waivers or other action by any Person under any contract, agreement, indenture, lease or other similar document to which AREH, ACE or any of their properties is bound is required for the transfer of the Equity Interests pursuant to this Agreement have been obtained or completed.
        (b) Performance of Obligations. Each of AREH and ACE shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Call Closing.
        (c) Financing. To the extent, but only to the extent, AREH, in accordance with Section 4(b), decides to sell to ACE the Equity Interests free and clear of the Traymore Debt (either because AREH chooses to or because the Lender does not consent to the sale of the Equity Interests to ACE for any reason (if such consent is required under the Traymore Debt documents)), then ACE shall have obtained financing on commercially reasonable terms and conditions sufficient to enable it to consummate the transaction contemplated hereby.

     To the extent the conditions set forth in this Section 7 are not satisfied or waived at or prior to the Call Closing Termination, then the Call Notice and this Agreement, with the exception of those obligations that expressly survive the termination of this Agreement, shall automatically terminate, and neither party shall have any further obligations or liability to the other hereunder.
     8. Miscellaneous.
        (a) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to perform its obligations hereunder and to consummate and make effective the transactions contemplated to be consummated by such party under this Agreement. Without limitation of the generality of the foregoing, each party hereto agrees to cooperate with the other parties in obtaining as promptly as practicable after the exercise of the Call Right, any and all consents or approvals of any Governmental Entity referred to in Section 1(b), with respect to such exercise and the related Call Closing.
        (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by AREH or ACE without the prior written consent of the other party except that (i) ACE may assign, in whole or in part, its rights and obligations to Atlantic Coast or any subsidiary of ACE or Atlantic Coast provided that ACE continues to be bound by its obligations hereunder, (ii) ACE may assign its rights and obligations to any subsidiary of Atlantic Coast or ACE into which ACE is merged, consolidated or otherwise combined and (iii) AREH may assign in whole its rights and obligations hereunder to any Person in connection with a transfer of the Equity Interests to such Person, provided such Person agrees with ACE in writing to be bound by all of the terms of this Agreement applicable to AREH.
        (c) Costs and Expenses. Except as otherwise set forth herein, each party agrees to bear its own expenses, fees and costs incurred in connection with the transactions contemplated by this Agreement.
        (d) Brokerage. There are no valid claims for brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any party hereto and each party will indemnify and hold the other party harmless against any liability or expense to it arising out of such a claim.
        (e) Amendment. Any amendment hereto shall be effective only if in writing and signed by each of AREH and ACE.
        (f) Waiver; Cumulative Rights. No provision of this Agreement shall be deemed to have been waived by any act or knowledge of any party or of such party’s agents, officers or employees, but only by an instrument in writing specifying such waiver signed by

AREH and delivered to ACE, if AREH is the waiving party, or in writing signed by ACE and delivered to AREH, if ACE is the waiving party. The failure or delay of any party to require performance by another party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in whole or in party from time to time.
        (g) Notices. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be mailed by certified or registered mail (return receipt requested) with charges prepaid, hand delivered or sent by facsimile transmission or by commercial courier to the address set forth below for each of the parties (or at such other address as shall be specified by a party by like notice to the other parties):
       (i) If to AREH:
American Real Estate Holdings Limited Partnership
100 South Bedford Road
Mt. Kisco, NY 10549
Attn.: Felicia Buebel
Fax.: (914) 242-9282
        with copies to:
DLA Piper Rudnick Gray Cary US LLP
1251 Avenue of the Americas
New York, NY 10020
Attn.: Steven Wasserman
Fax.: (212) 835-6001
       (ii) If to ACE:
Sands Casino Hotel
Indiana Avenue & Brighton Park
Atlantic City, NJ 08401
Attn: General Counsel
Fax: (609) 441-4937
        with copies to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attn.: Joel Yunis
Fax.: (212) 894-5666

Notices shall be deemed delivered when received; provided that any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place of such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day in such place of business.
        (h) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles.
        (i) 1031 Exchange. ACE acknowledges that AREH intends to structure its acquisition of the Traymore Site as a 1031 Exchange in accordance with applicable Internal Revenue regulations. ACE acknowledges and hereby consents to such transaction and the transfer by AREH of the Equity Interests to the nominee exchange agent. Notwithstanding such transfer, AREH agrees to cause such exchange agent to comply with the terms of this Agreement applicable to AREH to the extent the same have been assigned to the nominee exchange agent.
        (j) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
        (k) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
        (l) Remedies. Each party shall be entitled to obtain specific performance of the obligations of another party hereunder and immediate injunctive relief, and in the event any action or proceeding is brought in equity to enforce this Agreement, no party will present as a defense that there is an adequate remedy at law. Such remedies shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
        (m) “As-Is” Condition; Waiver and Release. Except for the express representations and warranties contained in Section 6(a) of this Agreement, the Equity Interests to be transferred hereunder will be transferred “as is, where is,” in their present condition and state of repair, with all faults, limitations and defects (hidden and apparent). Without limitation, ACE acknowledges that, except as specifically set forth to the contrary in Section 6(a) of this Agreement, no warranties or representations, expressed or implied, of any kind whatsoever have been made by AREH, any of its affiliates or any other person, or will be relied upon by ACE.
        (n) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in Section 6 of this Agreement shall survive the Call Closing for a period of six months. Except as set forth in the immediately preceding sentence no other representation, warranty or covenant of AREH shall survive the Call Closing or termination of this Agreement, and upon the earlier of the Call Closing, the Call Termination Date or other termination of this Agreement, all obligations and duties of AREH shall be deemed fully satisfied, and AREH shall have no further obligation, duty or liability hereunder, contingent or otherwise.

        (o) Limitation of Claims. Notwithstanding anything to the contrary contained herein, the aggregate liability of AREH with respect to any claims, losses, liabilities, damages, judgments, proceedings, causes of actions, costs and expenses shall not exceed the Call Price actually paid by ACE at the Call Closing.
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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

By:	American Property Investors, Inc., its general partner

By:	/s/ Jon F. Weber

	Name:	Jon F. Weber
	Title:	President

ACE GAMING, LLC

By:	/s/ Richard P. Brown

	Name:	Richard Brown
	Title:	President and Chief Executive Officer
     The undersigned, AREP Sands Holding, LLC, the holder of approximately $27 million aggregate principal amount of the 3% Notes due July 22, 2008 (the “Notes”) issued by Atlantic Coast Entertainment Holdings, Inc. (“Atlantic”) and guaranteed by ACE Gaming, LLC (“ACE”) under an indenture dated July 22, 2004 (the “Indenture”), by and among Atlantic, as issuer, ACE, as guarantor, and Wells Fargo National Bank Association, as trustee, in its capacity as the holder of a majority of the outstanding principal amount of the Notes, hereby consents to all of the matters set forth in the above agreement and waives any and all defaults, conflicts, failures of compliance and future compliance with, under or in respect of the Indenture, resulting from or arising out of, the execution, delivery or performance of the above agreement.

AGREED AND ACCEPTED:

AREP SANDS HOLDING, LLC

By:	/s/ Keith Meister

	Name:	Keith Meister
	Title:	President